UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington

98119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of 2017 Omnibus Incentive Compensation Plan

Omeros Corporation (“Omeros” or the “Company”) held its 2019 Annual Meeting of Shareholders on June 7, 2019 (the “Annual Meeting”). Shareholders voting at the Annual Meeting approved a proposal to amend and restate the Omeros Corporation 2017 Omnibus Incentive Compensation Plan (the “Plan”), by the vote set forth under Item 5.07 below.

Under the amended and restated Plan (the “Amended Plan”), the aggregate number of shares authorized for issuance was increased by 5,000,000 shares to a total of 8,600,000 shares. The Amended Plan also includes additional limits on the recycling of shares, clarifies that Omeros may not repurchase outstanding options or stock appreciation rights without obtaining shareholder approval, and provides that any cash dividends accrued on any outstanding shares of restricted stock issued under the Amended Plan shall not be paid unless and until such shares have become vested. The Amended Plan contains certain other administrative changes, including the removal of provisions that no longer apply due to the elimination, as part of the Tax Cuts and Jobs Act of 2017, of the exception for performance-based compensation from the deductibility limitation in Section 162(m) under the Internal Revenue Code.

The foregoing description of the Amended Plan is qualified in its entirety by reference to the description of the Amended Plan set forth in Omeros’ definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2019 and the text of the Amended Plan, a copy of which is included herewith as Exhibit 10.1 and is incorporated herein by reference.

Executive Officers

On June 10, 2019 Marcia S. Kelbon stepped down from her positions as the Company’s Vice President, Patents, General Counsel and Secretary as part of a planned transition to retirement after eighteen years with Omeros. Ms. Kelbon will continue her role of Vice President, Legal Affairs at Omeros until her retirement, planned for near year-end 2019.

Peter B. Cancelmo was appointed as the Company’s Vice President, General Counsel and Corporate Secretary, also effective June 10, 2019. Mr. Cancelmo joined Omeros in January 2019 as Deputy General Counsel, Corporate Governance and Securities. Prior to joining the Company, Mr. Cancelmo was a principal and shareholder with Garvey Schubert Barer, P.C., where he represented clients in the life sciences and other technology industries in mergers, acquisitions, strategic alliances, public and private securities offerings, and a range of other corporate, commercial and financial transactions. He served as chair of the firm’s business practice group from 2016 until his departure in December 2018. Before Garvey Schubert Barer, Mr. Cancelmo practiced corporate and transactional law at Davies, Ward, Phillips and Vineberg LLP, in New York, and Choate, Hall & Stewart LLP, in Boston. Mr. Cancelmo received his J.D. from Boston University and his B.A. from Saint Michael’s College.

Item 5.07Submission of Matters to a Vote of Security Holders.

Shareholders of record at the close of business on April 12, 2019 were entitled to vote 49,037,987 shares of common stock at the Annual Meeting. A total of 42,986,526 shares (87.66%) were represented at the Annual Meeting in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the final voting results for each matter.

(1)

The following individuals were elected to serve as directors by the vote set forth below. Mr. Aspiri, Mr. Hanish and Dr. Shah were elected as Class I directors, each to serve until the 2022 Annual Meeting of Shareholders, and Dr. Bumol was elected as a Class III director, to serve until the 2021 Annual Meeting of Shareholders, or, in each case, until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

	For	Withheld	Broker Non-Votes
Ray Aspiri	17,491,123	2,741,652	22,753,761
Thomas F. Bumol, Ph.D.	20,040,051	192,714	22,753,761
Arnold C. Hanish	19,941,153	291,612	22,753,761
Rajiv Shah, M.D.	16,165,429	4,067,336	22,753,761

(2)	Shareholders approved the amendment and restatement of the Plan by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
16,014,549	3,897,057	321,159	22,753,761

(3)	Shareholders ratified the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2019 by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
42,300,700	565,201	120,625	-0-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Omeros Corporation 2017 Omnibus Incentive Compensation Plan (as amended and restated effective June 7, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: June 11, 2019	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors